                              BUSINESS CREDIT NOTE


Due July 1, 1999                                                     $112,500.00
Note No. ______________________                               Date: June 9, 1995
Account No. ___________________                            Indianapolis, Indiana


     Promise to Pay: For value received, Made2Manage, Inc. f/n/a TEKSYN, INC. (the "Borrower") promises to pay to NBD BANK, N.A., a national banking association (the "Bank") or order, at any office of the Bank in the State of Indiana, the sum of ONE HUNDRED TWELVE THOUSAND FIVE HUNDRED DOLLARS ($112,500.00) or such lesser sum as indicated on Bank records as having been disbursed by the Bank to or for the benefit of Borrower, plus interest computed on the basis of the actual number of days elapsed in a year of 360 days at the rate of:

     2.0% per annum above the rate announced from time to time by the Bank as its "prime" rate (the "Note Rate"), which rate may not be the lowest rate charged by the Bank to any of its customers, until maturity, whether by acceleration or otherwise, and at the rate of 3% per annum above the Note Rate on overdue principal from the date when due until paid. Each change in the "prime" rate will immediately change the Note Rate.

In no event shall the interest rate exceed the maximum rate allowed by law; any interest payment which would for any reason be deemed unlawful under applicable law shall be applied to principal. Payments may, at the option of the Bank, be applied first to charges, then to interest and then to principal. Acceptance by the Bank of any payment which is less than payment in full of all amounts due and owing at such time shall not constitute a waiver of the Bank's right to receive payment in full at such or any other time.

Interest shall be due and payable in arrears on the first day of each month. Commencing August 1, 1996 and continuing on the first day of each month thereafter until July 1, 1999, the Borrower shall, in addition to interest make monthly payments of principal each in the amount of 1/36th of the principal outstanding hereunder on July 1, 1996. In any and all events, the entire remaining unpaid principal balance of this Note, together with any remaining accrued but unpaid interest thereon, shall be due and payable not later than July 1, 1999.

LATE FEE: If any payment due is not received by the Bank within fifteen (15) days after its due date, the Bank may assess and the Borrower agrees to pay to the Bank a late fee equal to the lesser of: (i) five percent (5%) of the past due amount; or (ii) One Hundred and 00/100 Dollars ($100.00).

AGREEMENT: This note evidences a debt which is subject to the additional terms and conditions of a Letter Agreement between the Bank and the Borrower dated _______________, 1995, and any amendments.

SECURITY: To secure the payment of this note and any other present or future liability of the Borrower, whether several, joint, or joint and several, the Borrower pledges and grants to the Bank a continuing security interest in the following described property and all of its additions, substitutions, increments, proceeds and products, whether now owned or later acquired ("Collateral"):

(1) All securities and other property of the Borrower in the custody, possession or control of the Bank (other than property held by the Bank solely in a fiduciary capacity);

(2) All property or securities declared or acknowledged to constitute security for any past, present or future liability of the Borrower to the Bank;

(3)  All balances of deposit accounts of the Borrower with the Bank.

(4) All of Borrower's now owned and hereinafter acquired accounts, inventory, equipment, goods, instruments, documents, chattel paper, and general intangibles.

SETOFF: The Bank shall have the right at any time after default to apply its own debt or liability to the Borrower or to any other party liable on this note in whole or partial payment of this note or other present or future liabilities, without any requirement of mutual maturity.

RELATED DOCUMENTS: The terms of any other document executed as part of the loan evidenced by this note are incorporated by reference.

EVENTS OF DEFAULT/ACCELERATION: If any event of default, as described in the Credit Agreement, occurs then this note shall become due immediately, without notice, at the Bank's option.

REMEDIES: If this note is not paid at maturity, whether by acceleration or otherwise, the Bank shall have all of the rights and remedies provided by any law or agreement. Any requirement of reasonable notice shall be met if the Bank sends the notice to the Borrower at least seven (7) days prior to the date of sale, disposition or other event giving rise to the required notice. The Bank is authorized to cause all or any part of the Collateral to be transferred to or registered in its name or in the name of any other person, firm or corporation, with or without designation of the capacity of such nominee. The Borrower shall be liable for any deficiency remaining after disposition of any Collateral and waives all valuation and appraisement laws. The Borrower is liable to the Bank for all reasonable costs and expenses of every kind incurred in the making or collection of this note, including, without limitation, reasonable attorneys' fees and court costs. These costs and expenses shall include, without limitation, any costs or expenses incurred by the Bank in any bankruptcy, reorganization, insolvency or other similar proceeding.

WAIVER: Each endorser and any other party liable on this note severally waives demand, presentment, notice of dishonor and protest, and consents to any extension or postponement of time of its payment without limit as to the number or period, to any substitution, exchange or release of all or part of the Collateral, to the addition of any party, and to the release or discharge of, or suspension of any rights and remedies against, any person who may be liable for the payment of this note. No delay on the part of the bank in the exercise of any right or remedy shall operate as a waiver. No single or partial exercise by the Bank of any right or remedy shall preclude any other future exercise of it or the exercise of any other right or remedy. No waiver or indulgence by the

Bank of any default shall be effective unless in writing and signed by the Bank, nor shall a waiver on one occasion be construed as a bar to or waiver of that right on any future occasion.

MISCELLANEOUS: This note shall be binding on the Borrower and its successors, and shall inure to the benefit of the Bank, its successors and assigns. Any reference to the Bank shall include any holder of this note. This note is delivered in the State of Indiana and governed by Indiana law. Section headings are for convenience of reference only and shall not affect the interpretation of this note. This note and all related loan documents embody the entire agreement between the Borrower and the Bank regarding the terms of the loan evidenced by this note, and supersede all oral statements and prior writings relating to that loan.

WAIVER OF JURY TRIAL: The Bank and the Borrower, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right either of them may have to a trial by jury in any litigation based upon or arising out of this note or any related instrument or agreement or any of the transactions contemplated by this note or any course of conduct, dealing, statements (whether oral or written), or actions of either of them. Neither the Bank nor the Borrower shall seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by either the Bank or the Borrower except by a written instrument executed by both of them.

                                   TEKSYN, INC.


                                   By:  /s/ David B. Wortman
                                        ----------------------------------------


                                   David B. Wortman              President & CEO
                                   ---------------------------------------------
                                   Printed Name                            Title

                                   Address:  9002 Purdue Road
                                             Suite 200
                                             Indianapolis, Indiana 46268